Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of Ryder System, Inc., a Florida corporation (the “Corporation”), hereby constitute and appoint Robert D. Fatovic, Richard H. Siegel and Flora R. Perez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) a Registration Statement of the Corporation on Form S-8 under the Securities Act of 1933, as amended with respect to (A) 5,000,000 shares of the Corporation’s common stock issuable pursuant to the Corporation’s 2005 Equity Compensation Plan and (B) 1,000,000 shares of the Corporation’s common stock issuable pursuant to the Corporation’s Stock Purchase Plan for Employees and (ii) any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same pursuant to this Power of Attorney may approve.

     This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on this 9th day of May, 2005.

/s/ David I. Fuente

John M. Berra	David I. Fuente

/s/ Daniel H. Mudd

Lynn M. Martin	Daniel H. Mudd

/s/ Eugene A. Renna	/s/ Abbie J. Smith

Eugene A. Renna	Abbie J. Smith

/s/ Hansel E. Tookes II	/s/ Christine A. Varney

Hansel E. Tookes II	Christine A. Varney